Exhibit j.2

Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A.	ATTORNEYS AND COUNSELORS AT LAW

Daniel H. April Janet Clow David F. Cunningham Patrick J. Dolan John M. Hickey C.W.N. Thompson, Jr.

April 30, 2012

VIA EDGAR FILING

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Thornburg Investment Trust

Registration Number under the Securities Act of 1933: 033-14905

Registration Number under the Investment Company Act of 1940: 811- 05201

Ladies and Gentlemen:

The above-named registrant is filing its post-effective amendment no. 83 to its registration statement on Form N-1A. The post-effective amendment is filed in accordance with Rule 485(b) under the Securities Act of 1933. This letter is our representation to the Securities and Exchange Commission in accordance with paragraph (b)(4) of Rule 485 that the post-effective amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b).

We also hereby consent to the references made to the firm of Thompson, Hickey, Cunningham Clow, April & Dolan, P.A. in post-effective amendment no. 83 to the registration statement of Thornburg Investment Trust. In giving this consent, we do not admit that the firm of Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A. is in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very Truly Yours,

/s/ Charles W.N. Thompson, Jr.

Charles W.N. Thompson, Jr.

460 St. Michael’s Drive	E-mail: cwnt@catchlaw.com	Tel.: (505) 988-2900
Suite 1000	Web address: www.catchlaw.com	Extension 105
Santa Fe, New Mexico 87505		Fax: (505) 988-2901